As filed with the Securities and Exchange Commission on July 1, 2011
Registration No. 333-173037
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT NO. 4
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

McJUNKIN RED MAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1311	55-0229830
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS

2 Houston Center
909 Fannin, Suite 3100
Houston, Texas 77010
(877) 294-7574
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew R. Lane
2 Houston Center
909 Fannin, Suite 3100
Houston, Texas 77010
(877) 294-7574
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael A. Levitt, Esq.
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
(212) 859-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities to be	Amount to be	Offering Price	Aggregate Offering	Amount of
Registered	Registered	Per Note(1)	Price	Registration Fee
9.50% Senior Secured Notes due December 15, 2016	(1)	(1)	(1)	(1)
Guarantees of 9.50% Senior Secured Notes due December 15, 2016	(2)	(2)	(2)	(2)

(1)	An indeterminate amount of securities are being registered hereby to be offered solely for market-making purposes by specified affiliates of the registrants. Pursuant to Rule 457(q) under the Securities Act of 1933, as amended, no filing fee is required.
(2)	No separate filing fee is required pursuant to Rule 457(n) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

	State or Other	Primary Standard
	Jurisdiction of	Industrial	I.R.S. Employer
Exact Name of Registrant Guarantor	Incorporation or	Classification Code	Identification
as Specified in its Charter(1)	Organization	Number	Number

GREENBRIER PETROLEUM CORPORATION	West Virginia	1311	55-0566559
MCJUNKIN NIGERIA LIMITED	Delaware	1311	55-0758030
MCJUNKIN-PUERTO RICO CORPORATION	Delaware	1311	27-0094172
MCJUNKIN RED MAN DEVELOPMENT CORPORATION	Delaware	1311	55-0825430
MCJUNKIN RED MAN HOLDING CORPORATION	Delaware	1311	20-5956993
MCJUNKIN-WEST AFRICA CORPORATION	Delaware	1311	20-4303835
MIDWAY-TRISTATE CORPORATION	New York	1311	13-3503059
MILTON OIL & GAS COMPANY	West Virginia	1311	55-0547779
MRC MANAGEMENT COMPANY	Delaware	1311	26-1570465
RUFFNER REALTY COMPANY	West Virginia	1311	55-0547777
THE SOUTH TEXAS SUPPLY COMPANY, INC.	Texas	1311	74-2804317

(1)	The address for each of the additional registrant guarantors is c/o McJunkin Red Man Corporation, 2 Houston Center, 909 Fannin, Suite 3100, Houston, Texas 77010.

EXPLANATORY NOTE

The purpose of this Amendment No. 4 to Form S-1 Registration Statement is solely to file exhibits to the Registration Statement as set forth below in Item 16 of Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The registration rights agreement relating to the securities of the registrants being registered hereby provides that the Company will bear all expenses in connection with the performance of its obligations relating to the market-making activities of Goldman, Sachs & Co. and its respective affiliates. The following table sets forth the approximate costs and expenses to be paid by the Company.

Expense	Amount

Accounting fees and expenses	$90,000
Legal fees and expenses	100,000
Printing and engraving expenses	40,000
Trustee fee	10,000
Miscellaneous expenses	10,000

Total	$250,000

Item 14.	Indemnification of Directors and Officers.

Delaware

McJunkin Red Man Corporation (the “Company”), McJunkin Nigeria Limited, McJunkin-Puerto Rico Corporation, McJunkin Red Man Development Corporation, McJunkin Red Man Holding Corporation, McJunkin-West Africa Corporation and MRC Management Company are Delaware corporations. Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

The DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The bylaws of the Company and McJunkin Red Man Holding Corporation provide for the indemnification of directors and officers to the fullest extent permitted by Delaware law. The bylaws of McJunkin Nigeria Limited provide for indemnification of directors and officers for acts in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to criminal matters, for which such person did not have reasonable cause to believe such conduct was unlawful. The bylaws of McJunkin-Puerto Rico Corporation, McJunkin Red Man Development Corporation and McJunkin-West Africa Corporation provide that the corporation has the power to indemnify of directors and officers for acts in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to criminal matters, for which such person did not have reasonable cause to believe such conduct was unlawful. The bylaws of

MRC Management Company provide for indemnification of directors and officers in accordance with the provisions of Section 145 of the DGCL. The certificates of incorporation of the Company and McJunkin Red Man Holding Corporation provide that a director shall have no personal liability for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

West Virginia

Greenbrier Petroleum Corporation, Milton Oil & Gas Company and Ruffner Realty Company are West Virginia corporations. The West Virginia Business Corporation Act (“WVBCA”) empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1)(A) he conducted himself in good faith; and (B) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. A corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding; or (2) in connection with any other proceeding with respect to conduct for which he was adjudged liable on the basis that he received financial benefit to which he was not entitled, whether or not involving action in his official capacity. A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under the WVBCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the relevant standard of conduct; and (2) the director furnishes the corporation a written undertaking to repay the advance if the director is not entitled to mandatory indemnification under the WVBCA and it is ultimately determined that he did not meet the relevant standard of conduct. A corporation may indemnify and advance expenses to an officer of the corporation to the same extent as to a director. A corporation may also purchase and maintain on behalf of a director or officer of the corporation insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the WVBCA.

The bylaws of Greenbrier Petroleum Corporation provide for indemnification of directors and officers for acts in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to criminal matters, for which such person did not have reasonable cause to believe such conduct was unlawful. The bylaws of Milton Oil & Gas Company and Ruffner Realty Company provide for indemnification of directors and officers except in relation to matters as to which such person is adjudged to be liable for such person’s own negligence or misconduct in the performance of such person’s duties.

New York

Midway-Tristate Corporation is a New York corporation. Section 722(a) of the New York Business Corporation Law (“NYBCL”) provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation, or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application, that the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

Section 723 of the NYBCL provides that an officer or director who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character set forth in Section 722 is entitled to indemnification as permitted in such section. Section 724 of the NYBCL permits a court to award the indemnification required by Section 722.

Section 721 of the NYBCL provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or by-laws or by a duly authorized resolution of its shareholders or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Section 402(b) of the NYBCL provides that a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of its directors to the corporation or its shareholders for damages for any breach of duty in such capacity, except (i) liability of a director if a judgment or other final adjudication adverse to such director establishes that the director’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the NYBCL or (ii) liability of any director for any act or omission prior to the adoption of a provision authorized by Section 402(b) of the NYBCL.

The bylaws of Midway-Tristate Corporation provide for indemnification to the fullest extent permitted by New York law except if it is adjudged that such persons acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated or such person gained a financial profit or other advantage to which such person was not legally entitled. The certificate of incorporation of Midway-Tristate Corporation provides for indemnification of all persons whom it shall have power to indemnify under Article 7 of the NYBCL to the fullest extent permitted under said Article and that no director of the corporation shall be liable for any breach of duty except if such person’s actions are adjudged to be in bad faith or involved intentional misconduct or a knowing violation of the law or such person personally gained a financial profit or other advantage to which such person was not legally entitled or that such person’s acts violated Section 719 of the NYBCL.

Texas

The South Texas Supply Company, Inc. is a Texas corporation. The Texas Business Corporation Act (“TBCA”) permits a Texas corporation to indemnify any present or former director, officer, employee or agent of the corporation against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with a proceeding in which any such person was, is or is threatened to be, made a party by reason of holding such office or position, provided that he conducted himself in good faith and reasonably believed that, in the case of conduct in his official capacity as a director or officer of the corporation, such conduct was in the corporation’s best interests and, in the case of a criminal proceeding, a director or officer may be indemnified only if he had no reasonable cause to believe his conduct was unlawful. However, indemnification is limited to reasonable expenses actually incurred where (a) a person is found liable on the basis that a personal benefit was improperly received or (b) the person is found liable in a derivative suit brought on behalf of the corporation and the person was not liable for willful or intentional misconduct. Under the TBCA, a director or officer must be indemnified in cases in which he is wholly successful on the merits or in the defense of the proceedings. The TBCA provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. The TBCA authorizes corporations to maintain insurance to cover indemnification expenses on behalf of any person who is or was a director, officer, agent or employee of the corporation or was serving at the request of the corporation, regardless of whether the corporation would have the power to indemnify such person against liability under the TBCA.

The bylaws of The South Texas Supply Company, Inc. provide that the board of directors of the corporation may authorize the corporation to pay expenses incurred by, or to satisfy a judgment or fine rendered or levied against directors and officers as provided by Article 2.02(A)(16) of the TBCA.

Insurance

The company has also obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors of each of the registrants may, in such capacities, incur.

Item 15.	Recent Sales of Unregistered Securities.

During the three years preceding the filing of this registration statement, the Registrant has not sold its securities without registration under the Securities Act of 1933, as amended (the “Securities Act”) except as described below.

On December 21, 2009 and February 11, 2010, the Registrant issued an aggregate of $1,050,000,000 of 9.50% senior secured notes due December 15, 2016 (the “Notes”). The Notes are guaranteed by the guarantors listed on page ii of this registration statement. The sales of the Notes were made in private placements pursuant to Section 4(2) of the Securities Act. To the extent applicable, the initial resale of the Notes by Goldman, Sachs & Co. and the other initial purchasers thereof was made to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act and, therefore, was exempt under Section 4(2) of the Securities Act.

No other sales of the Registrant’s securities have taken place within the last three years.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number		Description

2	.1*	Agreement and Plan of Merger, dated as of December 4, 2006, by and among McJunkin Corporation, McJ Holding Corporation and Hg Acquisition Corp.
2	.1.1*	McJunkin Contribution Agreement, dated as of December 4, 2006, by and among McJunkin Corporation, McJ Holding LLC and certain shareholders of McJunkin Corporation.
2	.1.2*	McApple Contribution Agreement, dated as of December 4, 2006, among McJunkin Corporation, McJ Holding LLC and certain shareholders of McJunkin Appalachian Oilfield Supply Company.
2	.2*	Stock Purchase Agreement, dated as of April 5, 2007, by and between McJunkin Development Corporation, Midway-Tristate Corporation and the other parties thereto.
2	.2.1*	Assignment Agreement, dated as of April 27, 2007, by and among McJunkin Development Corporation, McJunkin Appalachian Oilfield Supply Company, Midway-Tristate Corporation, and John A. Selzer, as Representative of the Shareholders.
2	.3*	Stock Purchase Agreement, dated as of July 6, 2007, by and among West Oklahoma PVF Company, Red Man Pipe & Supply Co., the Shareholders listed on Schedule 1 thereto, PVF Holdings LLC, and Craig Ketchum, as Representative of the Shareholders.

Exhibit Number		Description

2	.3.1*	Contribution Agreement, dated July 6, 2007, by and among McJ Holding LLC and certain shareholders of Red Man Pipe & Supply Co.
2	.3.2*	Amendment No. 1 to Stock Purchase Agreement, dated as of October 24, 2007, by and among West Oklahoma PVF Company, Red Man Pipe & Supply Co., and Craig Ketchum, as Representative of the Shareholders.
2	.3.3*	Joinder Agreement and Amendment No. 2 to the Stock Purchase Agreement, dated as of October 31, 2007, by and among West Oklahoma PVF Company, Red Man Pipe & Supply Co., PVF Holdings LLC, Craig Ketchum, as Representative of the Shareholders, and the other parties thereto.
3	.1***	Certificate of Incorporation of McJunkin Red Man Corporation.
3	.2***	Bylaws of McJunkin Red Man Corporation.
3	.3***	Certificate of Incorporation of McJunkin Red Man Holding Corporation.
3	.4***	Bylaws of McJunkin Red Man Holding Corporation.
3	.5***	Certificate of Incorporation of McJunkin Red Man Development Corporation.
3	.6***	Bylaws of McJunkin Red Man Development Corporation.
3	.7***	Certificate of Incorporation of McJunkin Nigeria Limited.
3	.8***	Bylaws of McJunkin Nigeria Limited.
3	.9***	Certificate of Incorporation of McJunkin-Puerto Rico Corporation.
3	.10***	Bylaws of McJunkin-Puerto Rico Corporation.
3	.11***	Certificate of Incorporation of McJunkin-West Africa Corporation.
3	.12***	Bylaws of McJunkin-West Africa Corporation.
3	.13***	Certificate of Incorporation of Milton Oil & Gas Company.
3	.14***	Bylaws of Milton Oil & Gas Company.
3	.15***	Certificate of Incorporation of Ruffner Realty Company.
3	.16***	Bylaws of Ruffner Realty Company.
3	.17***	Certificate of Incorporation of Greenbrier Petroleum Corporation.
3	.18***	Bylaws of Greenbrier Petroleum Corporation.
3	.19***	Certificate of Incorporation of Midway-Tristate Corporation.
3	.20***	Bylaws of Midway-Tristate Corporation.
3	.21***	Certificate of Incorporation of MRC Management Company.
3	.22***	Bylaws of MRC Management Company.
3	.23***	Certificate of Incorporation of The South Texas Supply Company, Inc.
3	.24***	Bylaws of The South Texas Supply Company, Inc.
4	.1***	Indenture, dated as of December 21, 2009, by and among McJunkin Red Man Corporation, the guarantors named therein and U.S. Bank National Association, as trustee.
4	.2***	Form of 9.50% Senior Secured Notes due December 15, 2016 (included as part of Exhibit 4.1 above).
4	.3***	Exchange and Registration Rights Agreement, dated as of December 21, 2009, by and among McJunkin Red Man Corporation, McJunkin Red Man Holding Corporation, the subsidiary guarantors party thereto, Goldman, Sachs & Co., Barclays Capital Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc.
4	.4***	Exchange and Registration Rights Agreement, dated as of February 11, 2010, by and among McJunkin Red Man Corporation, McJunkin Red Man Holding Corporation, the subsidiary guarantors party thereto, Goldman, Sachs & Co. and Barclays Capital Inc.
4	.5***	Reaffirmation Agreement, dated as of February 11, 2010, by and among McJunkin Red Man Corporation, McJunkin Red Man Holding Corporation, the subsidiary guarantors party thereto, and U.S. Bank National Association, as collateral trustee.

Exhibit Number		Description

5.1		Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.
5.2		Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P.
5.3		Opinion of Bowles Rice McDavid Graff & Love LLP.
10	.1.1*	Revolving Loan Credit Agreement, dated as of October 31, 2007, by and among McJunkin Red Man Corporation and the other parties thereto.
10	.1.2*	Joinder Agreement, dated as of June 10, 2008, by and among The Huntington National Bank, McJunkin Red Man Corporation and The CIT Group/Business Credit, Inc.
10	.1.3*	Joinder Agreement, dated as of June 10, 2008, by and among JP Morgan Chase Bank, N.A., McJunkin Red Man Corporation and The CIT Group/Business Credit, Inc.
10	.1.4*	Joinder Agreement, dated as of June 10, 2008, by and among TD Bank, N.A., McJunkin Red Man Corporation and The CIT Group/Business Credit, Inc.
10	.1.5*	Joinder Agreement, dated as of June 10, 2008, by and among United Bank Inc., McJunkin Red Man Corporation and The CIT Group/Business Credit, Inc.
10	.1.6**	Joinder Agreement, dated as of October 3, 2008, by and among Raymond James Bank, FSB, McJunkin Red Man Corporation and The CIT Group/Business Credit, Inc.
10	.1.7**	Joinder Purchase Agreement, dated as of October 3, 2008, by and among Raymond James Bank, FSB, McJunkin Red Man Corporation and The CIT Group/Business Credit, Inc.
10	.1.8**	Joinder Agreement, dated as of October 16, 2008, by and among SunTrust Bank, McJunkin Red Man Corporation and The CIT Group/Business Credit, Inc.
10	.1.9**	Joinder Purchase Agreement, dated as of October 16, 2008, by and among SunTrust Bank, McJunkin Red Man Corporation and The CIT Group/Business Credit, Inc.
10	.1.10***	Joinder Agreement, dated as of January 2, 2009, by and among Barclays Bank PLC, McJunkin Red Man Corporation and The CIT Group/Business Credit, Inc.
10	.1.11***	Joinder Purchase Agreement, dated as of January 2, 2009, by and among Barclays Bank PLC, McJunkin Red Man Corporation and The CIT Group/Business Credit, Inc.
10	.1.12***	Amendment No. 1, dated as of December 21, 2009, to the Revolving Loan Credit Agreement, by and among McJunkin Red Man Corporation and the other parties thereto.
10	.2.1*	Revolving Loan Security Agreement, dated as of October 31, 2007, by and among McJunkin Red Man Corporation and the other parties thereto.
10	.2.2***	Supplement No. 1 to Revolving Loan Security Agreement, dated as of December 31, 2007.
10	.2.3***	Supplement No. 2 to Revolving Loan Security Agreement, dated as of October 16, 2008.
10	.3.1***	Revolving Loan Guarantee, dated as of October 31, 2007.
10	.3.2***	Supplement No. 1 to Revolving Loan Guarantee, dated as of December 31, 2007.
10	.3.3***	Supplement No. 2 to Revolving Loan Guarantee, dated as of October 16, 2008.
10	.4***	Amended and Restated Loan and Security Agreement, dated as of November 18, 2009, by and among Midfield Supply ULC and the other parties thereto.
10	.5***	Amended and Restated Letter Agreement, dated as of November 13, 2009, by and between Alberta Treasury Branches and Midfield Supply ULC.
10	.6***	Revolving Facility Agreement, dated September 17, 2010, between MRC Transmark Holdings UK Limited, HSBC Bank plc and the other parties thereto.
10	.7*†	Employment Agreement, dated as of September 10, 2008, by and among McJunkin Red Man Holding Corporation and Andrew R. Lane.
10	.7.1***†	Amendment to Employment Agreement by and among McJunkin Red Man Holding Corporation and Andrew R. Lane, dated February 23, 2011.
10	.8***†	Amended and Restated Employment Agreement, dated as of December 31, 2009, by and among McJunkin Red Man Holding Corporation and James Underhill.

Exhibit Number		Description

10	.8.1***†	Amendment to Employment Agreement by and among McJunkin Red Man Holding Corporation and James Underhill, dated February 23, 2011.
10	.9.1***†	Form of McJunkin Red Man Holding Corporation Nonqualified Stock Option Agreement (Director Grant May 2010 — Dutch residents).
10	.9.2***†	Form of McJunkin Red Man Holding Corporation Nonqualified Stock Option Agreement (Director Grant May 2010 — US residents).
10	.10.1***†	Employment Agreement, dated as of September 10, 2009, by and between Transmark Fcx Limited and Neil P. Wagstaff.
10	.10.2***†	Amendment to Employment Agreement by and between MRC Transmark Limited and Neil P. Wagstaff, dated February 23, 2011.
10	.11*†	Letter Agreement, dated as of September 24, 2008, by and among H.B. Wehrle, III, PVF Holdings LLC and McJunkin Red Man Corporation.
10	.12***†	Letter Agreement, dated as of December 22, 2008, by and among McJunkin Red Man Holding Corporation and Craig Ketchum.
10	.13.1***†	McJ Holding Corporation 2007 Stock Option Plan, as amended.
10	.13.2*†	Form of McJunkin Red Man Holding Corporation Nonqualified Stock Option Agreement.
10	.14.1***†	McJ Holding Corporation 2007 Restricted Stock Plan, as amended.
10	.14.2*†	Form of McJunkin Red Man Holding Corporation Restricted Stock Award Agreement.
10	.15.1*†	McJunkin Red Man Holding Corporation 2007 Stock Option Plan (Canada).
10	.15.2*†	Form of McJunkin Red Man Holding Corporation Nonqualified Stock Option Agreement (Canada) (for plan participants who are parties to non-competition agreements).
10	.15.3*†	Form of McJunkin Red Man Holding Corporation Nonqualified Stock Option Agreement (Canada) (for plan participants who are not parties to non-competition agreements).
10	.16*†	McJunkin Red Man Corporation Deferred Compensation Plan.
10	.17*	Indemnity Agreement, dated as of December 4, 2006, by and among McJunkin Red Man Holding Corporation, Hg Acquisition Corp., McJunkin Red Man Corporation, and certain shareholders of McJunkin Red Man Corporation named therein.
10	.18.1*†	Management Stockholders Agreement, dated as of March 27, 2007, by and among PVF Holdings LLC, McJunkin Red Man Holding Corporation, and the other parties thereto.
10	.18.2*†	Amendment No. 1 to the Management Stockholders Agreement, dated as of December 21, 2007, executed by PVF Holdings LLC.
10	.18.3*†	Amendment No. 2 to the Management Stockholders Agreement, dated as of December 26, 2007, executed by PVF Holdings LLC.
10	.19***†	Amended and Restated Limited Liability Company Agreement of PVF Holdings LLC, dated as of October 31, 2007.
10	.20.1***†	Amendment No. 1, dated as of December 18, 2007, to the Amended and Restated Limited Liability Company Agreement of PVF Holdings LLC.
10	.20.2***†	Amendment No. 2, dated as of October 31, 2009, to the Amended and Restated Limited Liability Company Agreement of PVF Holdings LLC.
10	.21.1***	Amended and Restated Registration Rights Agreement of PVF Holdings LLC, dated as of October 31, 2007.
10	.21.2***	Amendment No. 1 to the Amended and Restated Registration Rights Agreement of PVF Holdings LLC, dated as of October 31, 2009.
10	.22*†	Subscription Agreement, dated as of September 10, 2008, by and among McJunkin Red Man Holding Corporation, Andrew R. Lane, and PVF Holdings LLC.

Exhibit Number		Description

10	.23.1*†	McJunkin Red Man Holding Corporation Nonqualified Stock Option Agreement, dated as of September 10, 2008, by and among McJunkin Red Man Holding Corporation, PVF Holdings LLC, and Andrew R. Lane.
10	.23.2***†	Amendment to the McJunkin Red Man Holding Corporation Nonqualified Stock Option Agreement, dated as of June 1, 2009, by and among McJunkin Red Man Holding Corporation, PVF Holdings LLC, and Andrew R. Lane.
10	.23.3***†	Second Amendment to the McJunkin Red Man Holding Corporation Nonqualified Stock Option Agreement, dated as of September 10, 2009, by and among McJunkin Red Man Holding Corporation, PVF Holdings LLC, and Andrew R. Lane.
10	.24.1***†	McJunkin Red Man Holding Corporation Restricted Stock Award Agreement, dated as of February 24, 2009, by and among McJunkin Red Man Holding Corporation, PVF Holdings LLC, and Andrew R. Lane.
10	.24.2***†	Amendment to the McJunkin Red Man Holding Corporation Restricted Stock Award Agreement, dated as of June 1, 2009, by and among McJunkin Red Man Holding Corporation, PVF Holdings LLC, and Andrew R. Lane.
10	.25***†	Subscription Agreement, dated as of October 3, 2008, by and among McJunkin Red Man Holding Corporation, Len Anthony, and PVF Holdings LLC.
10	.26.1***†	McJunkin Red Man Holding Corporation Nonqualified Stock Option Agreement, dated as of October 3, 2008, by and among McJunkin Red Man Holding Corporation, PVF Holdings LLC, and Len Anthony.
10	.26.2***†	Amendment to the McJunkin Red Man Holding Corporation Nonqualified Stock Option Agreement, dated as of September 10, 2009, by and among McJunkin Red Man Holding Corporation, PVF Holdings LLC, and Len Anthony.
10	.27***†	McJunkin Red Man Holding Corporation Restricted Stock Award Agreement, dated as of September 10, 2009, by and among McJunkin Red Man Holding Corporation, PVF Holdings LLC, and Len Anthony.
10	.28***†	Subscription Agreement, dated as of October 30, 2009, by and among McJunkin Red Man Holding Corporation, John A. Perkins, and PVF Holdings LLC.
10	.29***†	McJunkin Red Man Holding Corporation Nonqualified Stock Option Agreement, dated as of December 3, 2009, by and among McJunkin Red Man Holding Corporation, PVF Holdings LLC, and John A. Perkins.
10	.30***†	Indemnification Agreement by and between the Company and Peter C. Boylan, III dated August 11, 2010.
10	.31***	Loan, Security and Guarantee Agreement between McJunkin Red Man Corporation, Midfield Supply ULC and the other parties thereto.
12	.1***	Computation of Ratio of Earnings to Fixed Charges.
21	.1***	List of Subsidiaries of McJunkin Red Man Holding Corporation.
23	.1****	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2		Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).
23.3		Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P. (included in Exhibit 5.2).
23.4		Consent of Bowles Rice McDavid Graff & Love LLP (included in Exhibit 5.3).
24	.1****	Powers of Attorney.
25	.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 with respect to the Indenture governing the 9.50% Senior Secured Notes due December 15, 2016.

+	To be filed by amendment.

*	Incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-1 of McJunkin Red Man Holding Corporation (No. 333-153091), filed with the SEC on September 26, 2008.

**	Incorporated by reference to Amendment No. 2 to the Registration Statement on Form S-1 of McJunkin Red Man Holding Corporation (No. 333-153091), filed with the SEC on October 31, 2008.

***	Incorporated by reference to the Registration Statement on Form S-4 of McJunkin Red Man Corporation (No. 333-173035).

****	Previously filed with Registration Statement on Form S-1 of McJunkin Red Man Corporation (No. 333-173037).

†	Management contract or compensatory plan or arrangement required to be posted as an exhibit to this report.

Item 17.	Undertakings.

Each of the undersigned registrants hereby undertake:

(a) (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, McJunkin Red Man Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 1st day of July, 2011.

MCJUNKIN RED MAN CORPORATION

By:	/s/ Andrew R. Lane
Andrew R. Lane
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew R. Lane Andrew R. Lane	Chairman, President and Chief Executive Officer (Principal Executive Officer and Sole Director)	July 1, 2011

/s/ James F. Underhill James F. Underhill	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 1, 2011

/s/ Elton Bond Elton Bond	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, McJunkin Red Man Holding Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 1st day of July, 2011.

MCJUNKIN RED MAN HOLDING CORPORATION

By:	/s/ Andrew R. Lane
Andrew R. Lane
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew R. Lane Andrew R. Lane	Chairman, President and Chief Executive Officer (Principal Executive Officer)	July 1, 2011

/s/ James F. Underhill James F. Underhill	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 1, 2011

/s/ Elton Bond Elton Bond	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 1, 2011

* Leonard M. Anthony	Director	July 1, 2011

* Rhys J. Best	Director	July 1, 2011

* Peter C. Boylan III	Director	July 1, 2011

* Henry Cornell	Director	July 1, 2011

* Christopher A.S. Crampton	Director	July 1, 2011

* John F. Daly	Director	July 1, 2011

* Craig Ketchum	Director	July 1, 2011

Signature	Title	Date

* Gerard P. Krans	Director	July 1, 2011

* Dr. Cornelis A. Linse	Director	July 1, 2011

* John A. Perkins	Director	July 1, 2011

* H.B. Wehrle, III	Director	July 1, 2011

* By: /s/ Andrew R. Lane Andrew R. Lane, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, McJunkin Red Man Development Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 1st day of July, 2011.

MCJUNKIN RED MAN DEVELOPMENT CORPORATION

By:	/s/ Andrew R. Lane
Andrew R. Lane
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew R. Lane Andrew R. Lane	Chairman, President and Chief Executive Officer (Principal Executive Officer and Sole Director)	July 1, 2011

/s/ James F. Underhill James F. Underhill	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 1, 2011

/s/ Elton Bond Elton Bond	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, McJunkin Nigeria Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 1st day of July, 2011.

MCJUNKIN NIGERIA LIMITED

By:	/s/ Andrew R. Lane
Andrew R. Lane
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew R. Lane Andrew R. Lane	Chairman, President and Chief Executive Officer (Principal Executive Officer and Sole Director)	July 1, 2011

/s/ James F. Underhill James F. Underhill	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 1, 2011

/s/ Elton Bond Elton Bond	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, McJunkin-Puerto Rico Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 1st day of July, 2011.

MCJUNKIN-PUERTO RICO CORPORATION

By:	/s/ Andrew R. Lane
Andrew R. Lane
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew R. Lane Andrew R. Lane	Chairman, President and Chief Executive Officer (Principal Executive Officer and Sole Director)	July 1, 2011

/s/ James F. Underhill James F. Underhill	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 1, 2011

/s/ Elton Bond Elton Bond	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, McJunkin-West Africa Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 1st day of July, 2011.

MCJUNKIN-WEST AFRICA CORPORATION

By:	/s/ Andrew R. Lane
Andrew R. Lane
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew R. Lane Andrew R. Lane	Chairman, President and Chief Executive Officer (Principal Executive Officer and Sole Director)	July 1, 2011

/s/ James F. Underhill James F. Underhill	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 1, 2011

/s/ Elton Bond Elton Bond	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, Milton Oil & Gas Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 1st day of July, 2011.

MILTON OIL & GAS COMPANY

By:	/s/ Andrew R. Lane
Andrew R. Lane
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew R. Lane Andrew R. Lane	Chairman, President and Chief Executive Officer (Principal Executive Officer and Sole Director)	July 1, 2011

/s/ James F. Underhill James F. Underhill	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 1, 2011

/s/ Elton Bond Elton Bond	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, Ruffner Realty Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 1st day of July, 2011.

RUFFNER REALTY COMPANY

By:	/s/ Andrew R. Lane
Andrew R. Lane
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew R. Lane Andrew R. Lane	Chairman, President and Chief Executive Officer (Principal Executive Officer and Sole Director)	July 1, 2011

/s/ James F. Underhill James F. Underhill	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 1, 2011

/s/ Elton Bond Elton Bond	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, Greenbrier Petroleum Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 1st day of July, 2011.

GREENBRIER PETROLEUM CORPORATION

By:	/s/ Andrew R. Lane
Andrew R. Lane
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew R. Lane Andrew R. Lane	Chairman, President and Chief Executive Officer (Principal Executive Officer) and Sole Director	July 1, 2011

/s/ James F. Underhill James F. Underhill	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 1, 2011

/s/ Elton Bond Elton Bond	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, Midway-Tristate Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 1st day of July, 2011.

MIDWAY-TRISTATE CORPORATION

By:	/s/ Andrew R. Lane
Andrew R. Lane
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew R. Lane Andrew R. Lane	Chairman, President and Chief Executive Officer (Principal Executive Officer) and Sole Director	July 1, 2011

/s/ James F. Underhill James F. Underhill	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 1, 2011

/s/ Elton Bond Elton Bond	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, MRC Management Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 1st day of July, 2011.

MRC MANAGEMENT COMPANY

By:	/s/ Andrew R. Lane
Andrew R. Lane
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew R. Lane Andrew R. Lane	Chairman, President and Chief Executive Officer (Principal Executive Officer and Sole Director)	July 1, 2011

/s/ James F. Underhill James F. Underhill	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 1, 2011

/s/ Elton Bond Elton Bond	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, The South Texas Supply Company, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 1st day of July, 2011.

THE SOUTH TEXAS SUPPLY COMPANY, INC.

By:	/s/ Andrew R. Lane
Andrew R. Lane
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew R. Lane Andrew R. Lane	Chairman, President and Chief Executive Officer (Principal Executive Officer and Sole Director)	July 1, 2011

/s/ James F. Underhill James F. Underhill	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 1, 2011

/s/ Elton Bond Elton Bond	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 1, 2011

INDEX TO EXHIBITS

Exhibit Number		Description

2	.1*	Agreement and Plan of Merger, dated as of December 4, 2006, by and among McJunkin Corporation, McJ Holding Corporation and Hg Acquisition Corp.
2	.1.1*	McJunkin Contribution Agreement, dated as of December 4, 2006, by and among McJunkin Corporation, McJ Holding LLC and certain shareholders of McJunkin Corporation.
2	.1.2*	McApple Contribution Agreement, dated as of December 4, 2006, among McJunkin Corporation, McJ Holding LLC and certain shareholders of McJunkin Appalachian Oilfield Supply Company.
2	.2*	Stock Purchase Agreement, dated as of April 5, 2007, by and between McJunkin Development Corporation, Midway-Tristate Corporation and the other parties thereto.
2	.2.1*	Assignment Agreement, dated as of April 27, 2007, by and among McJunkin Development Corporation, McJunkin Appalachian Oilfield Supply Company, Midway-Tristate Corporation, and John A. Selzer, as Representative of the Shareholders.
2	.3*	Stock Purchase Agreement, dated as of July 6, 2007, by and among West Oklahoma PVF Company, Red Man Pipe & Supply Co., the Shareholders listed on Schedule 1 thereto, PVF Holdings LLC, and Craig Ketchum, as Representative of the Shareholders.
2	.3.1*	Contribution Agreement, dated July 6, 2007, by and among McJ Holding LLC and certain shareholders of Red Man Pipe & Supply Co.
2	.3.2*	Amendment No. 1 to Stock Purchase Agreement, dated as of October 24, 2007, by and among West Oklahoma PVF Company, Red Man Pipe & Supply Co., and Craig Ketchum, as Representative of the Shareholders.
2	.3.3*	Joinder Agreement and Amendment No. 2 to the Stock Purchase Agreement, dated as of October 31, 2007, by and among West Oklahoma PVF Company, Red Man Pipe & Supply Co., PVF Holdings LLC, Craig Ketchum, as Representative of the Shareholders, and the other parties thereto.
3	.1***	Certificate of Incorporation of McJunkin Red Man Corporation.
3	.2***	Bylaws of McJunkin Red Man Corporation.
3	.3***	Certificate of Incorporation of McJunkin Red Man Holding Corporation.
3	.4***	Bylaws of McJunkin Red Man Holding Corporation.
3	.5***	Certificate of Incorporation of McJunkin Red Man Development Corporation.
3	.6***	Bylaws of McJunkin Red Man Development Corporation.
3	.7***	Certificate of Incorporation of McJunkin Nigeria Limited.
3	.8***	Bylaws of McJunkin Nigeria Limited.
3	.9***	Certificate of Incorporation of McJunkin-Puerto Rico Corporation.
3	.10***	Bylaws of McJunkin-Puerto Rico Corporation.
3	.11***	Certificate of Incorporation of McJunkin-West Africa Corporation.
3	.12***	Bylaws of McJunkin-West Africa Corporation.
3	.13***	Certificate of Incorporation of Milton Oil & Gas Company.
3	.14***	Bylaws of Milton Oil & Gas Company.
3	.15***	Certificate of Incorporation of Ruffner Realty Company.
3	.16***	Bylaws of Ruffner Realty Company.
3	.17***	Certificate of Incorporation of Greenbrier Petroleum Corporation.
3	.18***	Bylaws of Greenbrier Petroleum Corporation.
3	.19***	Certificate of Incorporation of Midway-Tristate Corporation.
3	.20***	Bylaws of Midway-Tristate Corporation.
3	.21***	Certificate of Incorporation of MRC Management Company.
3	.22***	Bylaws of MRC Management Company.
3	.23***	Certificate of Incorporation of The South Texas Supply Company, Inc.

Exhibit Number		Description

3	.24***	Bylaws of The South Texas Supply Company, Inc.
4	.1***	Indenture, dated as of December 21, 2009, by and among McJunkin Red Man Corporation, the guarantors named therein and U.S. Bank National Association, as trustee.
4	.2***	Form of 9.50% Senior Secured Notes due December 15, 2016 (included as part of Exhibit 4.1 above).
4	.3***	Exchange and Registration Rights Agreement, dated as of December 21, 2009, by and among McJunkin Red Man Corporation, McJunkin Red Man Holding Corporation, the subsidiary guarantors party thereto, Goldman, Sachs & Co., Barclays Capital Inc., Banc of America Securities LLC and J.P. Morgan Securities Inc.
4	.4***	Exchange and Registration Rights Agreement, dated as of February 11, 2010, by and among McJunkin Red Man Corporation, McJunkin Red Man Holding Corporation, the subsidiary guarantors party thereto, Goldman, Sachs & Co. and Barclays Capital Inc.
4	.5***	Reaffirmation Agreement, dated as of February 11, 2010, by and among McJunkin Red Man Corporation, McJunkin Red Man Holding Corporation, the subsidiary guarantors party thereto, and U.S. Bank National Association, as collateral trustee.
5.1		Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.
5.2		Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P.
5.3		Opinion of Bowles Rice McDavid Graff & Love LLP.
10	.1.1*	Revolving Loan Credit Agreement, dated as of October 31, 2007, by and among McJunkin Red Man Corporation and the other parties thereto.
10	.1.2*	Joinder Agreement, dated as of June 10, 2008, by and among The Huntington National Bank, McJunkin Red Man Corporation and The CIT Group/Business Credit, Inc.
10	.1.3*	Joinder Agreement, dated as of June 10, 2008, by and among JP Morgan Chase Bank, N.A., McJunkin Red Man Corporation and The CIT Group/Business Credit, Inc.
10	.1.4*	Joinder Agreement, dated as of June 10, 2008, by and among TD Bank, N.A., McJunkin Red Man Corporation and The CIT Group/Business Credit, Inc.
10	.1.5*	Joinder Agreement, dated as of June 10, 2008, by and among United Bank Inc., McJunkin Red Man Corporation and The CIT Group/Business Credit, Inc.
10	.1.6**	Joinder Agreement, dated as of October 3, 2008, by and among Raymond James Bank, FSB, McJunkin Red Man Corporation and The CIT Group/Business Credit, Inc.
10	.1.7**	Joinder Purchase Agreement, dated as of October 3, 2008, by and among Raymond James Bank, FSB, McJunkin Red Man Corporation and The CIT Group/Business Credit, Inc.
10	.1.8**	Joinder Agreement, dated as of October 16, 2008, by and among SunTrust Bank, McJunkin Red Man Corporation and The CIT Group/Business Credit, Inc.
10	.1.9**	Joinder Purchase Agreement, dated as of October 16, 2008, by and among SunTrust Bank, McJunkin Red Man Corporation and The CIT Group/Business Credit, Inc.
10	.1.10***	Joinder Agreement, dated as of January 2, 2009, by and among Barclays Bank PLC, McJunkin Red Man Corporation and The CIT Group/Business Credit, Inc.
10	.1.11***	Joinder Purchase Agreement, dated as of January 2, 2009, by and among Barclays Bank PLC, McJunkin Red Man Corporation and The CIT Group/Business Credit, Inc.
10	.1.12***	Amendment No. 1, dated as of December 21, 2009, to the Revolving Loan Credit Agreement, by and among McJunkin Red Man Corporation and the other parties thereto.
10	.2.1*	Revolving Loan Security Agreement, dated as of October 31, 2007, by and among McJunkin Red Man Corporation and the other parties thereto.
10	.2.2***	Supplement No. 1 to Revolving Loan Security Agreement, dated as of December 31, 2007.
10	.2.3***	Supplement No. 2 to Revolving Loan Security Agreement, dated as of October 16, 2008.
10	.3.1***	Revolving Loan Guarantee, dated as of October 31, 2007.
10	.3.2***	Supplement No. 1 to Revolving Loan Guarantee, dated as of December 31, 2007.

Exhibit Number		Description

10	.3.3***	Supplement No. 2 to Revolving Loan Guarantee, dated as of October 16, 2008.
10	.4***	Amended and Restated Loan and Security Agreement, dated as of November 18, 2009, by and among Midfield Supply ULC and the other parties thereto.
10	.5***	Amended and Restated Letter Agreement, dated as of November 13, 2009, by and between Alberta Treasury Branches and Midfield Supply ULC.
10	.6***	Revolving Facility Agreement, dated September 17, 2010, between MRC Transmark Holdings UK Limited, HSBC Bank plc and the other parties thereto.
10	.7*†	Employment Agreement, dated as of September 10, 2008, by and among McJunkin Red Man Holding Corporation and Andrew R. Lane.
10	.7.1***†	Amendment to Employment Agreement by and among McJunkin Red Man Holding Corporation and Andrew R. Lane, dated February 23, 2011.
10	.8***†	Amended and Restated Employment Agreement, dated as of December 31, 2009, by and among McJunkin Red Man Holding Corporation and James Underhill.
10	.8.1***†	Amendment to Employment Agreement by and among McJunkin Red Man Holding Corporation and James Underhill, dated February 23, 2011.
10	.9.1***†	Form of McJunkin Red Man Holding Corporation Nonqualified Stock Option Agreement (Director Grant May 2010 — Dutch residents).
10	.9.2***†	Form of McJunkin Red Man Holding Corporation Nonqualified Stock Option Agreement (Director Grant May 2010 — US residents).
10	.10.1***†	Employment Agreement, dated as of September 10, 2009, by and between Transmark Fcx Limited and Neil P. Wagstaff.
10	.10.2***†	Amendment to Employment Agreement by and between MRC Transmark Limited and Neil P. Wagstaff, dated February 23, 2011.
10	.11*†	Letter Agreement, dated as of September 24, 2008, by and among H.B. Wehrle, III, PVF Holdings LLC and McJunkin Red Man Corporation.
10	.12***†	Letter Agreement, dated as of December 22, 2008, by and among McJunkin Red Man Holding Corporation and Craig Ketchum.
10	.13.1***†	McJ Holding Corporation 2007 Stock Option Plan, as amended.
10	.13.2*†	Form of McJunkin Red Man Holding Corporation Nonqualified Stock Option Agreement.
10	.14.1***†	McJ Holding Corporation 2007 Restricted Stock Plan, as amended.
10	.14.2*†	Form of McJunkin Red Man Holding Corporation Restricted Stock Award Agreement.
10	.15.1*†	McJunkin Red Man Holding Corporation 2007 Stock Option Plan (Canada).
10	.15.2*†	Form of McJunkin Red Man Holding Corporation Nonqualified Stock Option Agreement (Canada) (for plan participants who are parties to non-competition agreements).
10	.15.3*†	Form of McJunkin Red Man Holding Corporation Nonqualified Stock Option Agreement (Canada) (for plan participants who are not parties to non-competition agreements).
10	.16*†	McJunkin Red Man Corporation Deferred Compensation Plan.
10	.17*	Indemnity Agreement, dated as of December 4, 2006, by and among McJunkin Red Man Holding Corporation, Hg Acquisition Corp., McJunkin Red Man Corporation, and certain shareholders of McJunkin Red Man Corporation named therein.
10	.18.1*†	Management Stockholders Agreement, dated as of March 27, 2007, by and among PVF Holdings LLC, McJunkin Red Man Holding Corporation, and the other parties thereto.
10	.18.2*†	Amendment No. 1 to the Management Stockholders Agreement, dated as of December 21, 2007, executed by PVF Holdings LLC.
10	.18.3*†	Amendment No. 2 to the Management Stockholders Agreement, dated as of December 26, 2007, executed by PVF Holdings LLC.
10	.19***†	Amended and Restated Limited Liability Company Agreement of PVF Holdings LLC, dated as of October 31, 2007.
10	.20.1***†	Amendment No. 1, dated as of December 18, 2007, to the Amended and Restated Limited Liability Company Agreement of PVF Holdings LLC.

Exhibit Number		Description

10	.20.2***†	Amendment No. 2, dated as of October 31, 2009, to the Amended and Restated Limited Liability Company Agreement of PVF Holdings LLC.
10	.21.1***	Amended and Restated Registration Rights Agreement of PVF Holdings LLC, dated as of October 31, 2007.
10	.21.2***	Amendment No. 1 to the Amended and Restated Registration Rights Agreement of PVF Holdings LLC, dated as of October 31, 2009.
10	.22*†	Subscription Agreement, dated as of September 10, 2008, by and among McJunkin Red Man Holding Corporation, Andrew R. Lane, and PVF Holdings LLC.
10	.23.1*†	McJunkin Red Man Holding Corporation Nonqualified Stock Option Agreement, dated as of September 10, 2008, by and among McJunkin Red Man Holding Corporation, PVF Holdings LLC, and Andrew R. Lane.
10	.23.2***†	Amendment to the McJunkin Red Man Holding Corporation Nonqualified Stock Option Agreement, dated as of June 1, 2009, by and among McJunkin Red Man Holding Corporation, PVF Holdings LLC, and Andrew R. Lane.
10	.23.3***†	Second Amendment to the McJunkin Red Man Holding Corporation Nonqualified Stock Option Agreement, dated as of September 10, 2009, by and among McJunkin Red Man Holding Corporation, PVF Holdings LLC, and Andrew R. Lane.
10	.24.1***†	McJunkin Red Man Holding Corporation Restricted Stock Award Agreement, dated as of February 24, 2009, by and among McJunkin Red Man Holding Corporation, PVF Holdings LLC, and Andrew R. Lane.
10	.24.2***†	Amendment to the McJunkin Red Man Holding Corporation Restricted Stock Award Agreement, dated as of June 1, 2009, by and among McJunkin Red Man Holding Corporation, PVF Holdings LLC, and Andrew R. Lane.
10	.25***†	Subscription Agreement, dated as of October 3, 2008, by and among McJunkin Red Man Holding Corporation, Len Anthony, and PVF Holdings LLC.
10	.26.1***†	McJunkin Red Man Holding Corporation Nonqualified Stock Option Agreement, dated as of October 3, 2008, by and among McJunkin Red Man Holding Corporation, PVF Holdings LLC, and Len Anthony.
10	.26.2***†	Amendment to the McJunkin Red Man Holding Corporation Nonqualified Stock Option Agreement, dated as of September 10, 2009, by and among McJunkin Red Man Holding Corporation, PVF Holdings LLC, and Len Anthony.
10	.27***†	McJunkin Red Man Holding Corporation Restricted Stock Award Agreement, dated as of September 10, 2009, by and among McJunkin Red Man Holding Corporation, PVF Holdings LLC, and Len Anthony.
10	.28***†	Subscription Agreement, dated as of October 30, 2009, by and among McJunkin Red Man Holding Corporation, John A. Perkins, and PVF Holdings LLC.
10	.29***†	McJunkin Red Man Holding Corporation Nonqualified Stock Option Agreement, dated as of December 3, 2009, by and among McJunkin Red Man Holding Corporation, PVF Holdings LLC, and John A. Perkins.
10	.30***†	Indemnification Agreement by and between the Company and Peter C. Boylan, III dated August 11, 2010.
10	.31***	Loan, Security and Guarantee Agreement between McJunkin Red Man Corporation, Midfield Supply ULC and the other parties thereto.
12	.1***	Computation of Ratio of Earnings to Fixed Charges.
21	.1***	List of Subsidiaries of McJunkin Red Man Holding Corporation.
23	.1****	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2		Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).
23.3		Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P. (included in Exhibit 5.2).
23.4		Consent of Bowles Rice McDavid Graff & Love LLP (included in Exhibit 5.3).

Exhibit Number		Description

24	.1****	Powers of Attorney.
25	.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 with respect to the Indenture governing the 9.50% Senior Secured Notes due December 15, 2016.

+	To be filed by amendment.

*	Incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-1 of McJunkin Red Man Holding Corporation (No. 333-153091), filed with the SEC on September 26, 2008.

**	Incorporated by reference to Amendment No. 2 to the Registration Statement on Form S-1 of McJunkin Red Man Holding Corporation (No. 333-153091), filed with the SEC on October 31, 2008.

***	Incorporated by reference to the Registration Statement on Form S-4 of McJunkin Red Man Corporation (No. 333-173035).

****	Previously filed with Registration Statement on Form S-1 of McJunkin Red Man Corporation (No. 333-173037).

†	Management contract or compensatory plan or arrangement required to be posted as an exhibit to this report.